SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-12

AETRIUM INCORPORATED
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(Name of Registrant as Specified In Its Charter)

JEFFREY EBERWEIN
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CONCERNED AETRIUM SHAREHOLDERS
Supplement to Proxy Solicitation Dated November 8, 2010

November 28, 2012

Dear Fellow Aetrium Shareholders:

At the Special Meeting of Shareholders held on November 26, approximately 45% of the shares outstanding voted and 88% of these votes favored the adoption of the three proposals which would have resulted in our slate of director nominees being elected.

Unfortunately for Aetrium shareholders, however, the Incumbent Directors have violated your rights as shareholders by repeatedly putting up roadblocks preventing the shareholder vote from occurring and preventing our duly-elected team from being seated as your new directors.  First, the Incumbent Directors changed the way directors are elected, requiring us to change the bylaws.  This change in the bylaws was approved by 88% of the votes cast at the special shareholder meeting.  Second, the Incumbent Directors unlawfully changed the rules for determining quorum at the shareholders meeting which allowed the Incumbent Directors to end the shareholder meeting before even counting the votes (we know the vote total from Broadridge, the non-partisan proxy vote mailing and tabulation firm).  Third, the Incumbent Directors, just hours before the Special meeting was due to start, changed the rules for adjourning the meeting which prevented us from extending the voting to December 10 which would have provided additional time to obtain the additional 5% votes needed to satisfy the new (unlawful) quorum rule.

It is our intention to allow shareholders who have not yet voted to do so in order that we can obtain quorum for the Special Meeting on December 10.  We feel it is very important that every shareholder of Aetrium vote their shares.

The Incumbent Directors have once again damaged shareholder value and shareholder rights by thwarting the will of the shareholders.  The Incumbent Directors have once again shown that they are entrenched – their obvious goal is to hold onto their positions rather than follow the will of the shareholders.  They have used every trick in the book, lawful or not, in order to prevent a shareholder vote and to prevent new, duly-elected directors from being seated once that vote did occur.  With the support of less than 5% of all shares outstanding, the Incumbent Directors have lost all legitimacy and are in no position to make any important decisions on behalf of ATRM’s shareholders.

Concerned Aetrium Shareholders will continue to fight for shareholder value and shareholder rights and we will use every means necessary for the will of the shareholders to be enforced.  We strongly urge any shareholder who has not yet voted their proxy to do so.  We urge you to vote the GREEN Proxy Card, but even if you decide to vote for the Incumbent Directors using the white proxy card or wish to cast an “abstain” vote, please VOTE.

Additional Information

CONCERNED AETRIUM SHAREHOLDERS (CONSISTING OF JEFFREY E. EBERWEIN, ARCHER ADVISORS, LLC, ARCHER FOCUS FUND, LLC, ARCHER EQUITY FUND, LLC, STEVEN MARKUSEN, GLOBALTEL HOLDINGS LLC, DILIP SINGH, RICHARD K. COLEMAN, JR., GALEN VETTER, ALFRED JOHN KNAPP, JR., ANDOVER GROUP, INC., BOSTON AVENUE CAPITAL LLC, CHARLES M. GILLMAN, JAMES F. ADELSON AND STEPHEN J. HEYMAN) ARE OR MAY BE DEEMED TO BE “PARTICIPANTS” UNDER THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IN THE SOLICITATION OF PROXIES FOR THE ELECTION OF THEIR SLATE OF NOMINEES TO AETRIUM INCORPORATED’S (“ATRM”) BOARD OF DIRECTORS AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 26,

2012.  IN CONNECTION WITH THE PARTICIPANTS’ PROXY SOLICITATION, THEY HAVE FILED A DEFINITIVE PROXY STATEMENT WITH THE SEC TO SOLICIT SHAREHOLDERS OF ATRM.

SHAREHOLDERS OF ATRM ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION AND SUCH SHAREHOLDERS SHOULD RELY ON SUCH DEFINITIVE PROXY STATEMENT AND NOT ON THIS RELEASE OR ANY PRELIMINARY PROXY STATEMENT.  THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS RELATED TO SOLICITATION OF PROXIES WILL BE AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND THEIR OTHER SOLICITING MATERIALS WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANT’S PROXY SOLICITOR, INVESTORCOM, INC., TOLL FREE:  (877) 972-0090 OR VIA EMAIL AT: CAS@INVESTOR-COM.COM.

INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THEIR DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED WITH THE SEC ON NOVEMBER 8, 2012, WHICH IS AVAILABLE WITHOUT CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.